Exhibit (13)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights”, “Financial Statement Experts”, and “Representations and Warranties” in the Combined Proxy Statement/Prospectus of Transamerica Series Trust included in the Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated May 1, 2019, on Form N-1A, which were filed with the Securities and Exchange Commission in Post-Effective Amendment Number 151 to the Registration Statement (File No. 811-04419) of Transamerica Series Trust, and are incorporated by reference in the Combined Proxy Statement/Prospectus and Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the incorporation by reference of our reports, dated February 26, 2019, on the financial statements of Transamerica Jennison Growth VP and Transamerica Morgan Stanley Capital Growth VP, included in the Annual Reports of the Funds for the fiscal year ended December 31, 2018, which are incorporated by reference in the Combined Proxy Statement/Prospectus and Statement of Additional Information of Transamerica Series Trust, included in the Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

August 12, 2019